                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BANC ONE CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             BANC ONE CORPORATION
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                  [LOGO OF BANC ONE CORPORATION]


                                                                   March 8, 1995

Dear Shareholders:

  It is my pleasure to invite you to the Annual Meeting of BANC ONE CORPORATION Shareholders. This year the meeting will be held on Tuesday, April 18 at 9:00 A.M. at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Union Room, Columbus, Ohio. A map showing the location of the meeting has been provided on the back cover of the attached Proxy Statement. Your Board of Directors and Management look forward to greeting those shareholders able to attend.

  We are asking you to vote for the election of Directors, the approval of the 1995 Stock Incentive Plan (including concurrent termination of the 1989 Stock Incentive Plan), and the amendment of the 1994 Key Executive Management Incentive Compensation Plan, as described in the attached Notice of Meeting and Proxy Statement.

  For the reasons set forth in the Proxy Statement, your Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3 as set forth on the enclosed Proxy Card.

  It is important that your shares be represented at the meeting whether or not you are able to attend personally. Accordingly, I urge you to sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

  Thank you for your interest and participation in the affairs of BANC ONE.

                                          Sincerely,


                                          /s/ John B. McCoy
                                          -----------------
                                          John B. McCoy
                                          Chairman and Chief Executive Officer

                                                  [LOGO OF BANC ONE CORPORATION]


                              BANC ONE CORPORATION

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

                                                                  Columbus, Ohio
                                                                  March 8, 1995

To the Shareholders of BANC ONE CORPORATION:

  Notice is hereby given that the Annual Meeting of Shareholders of BANC ONE CORPORATION will be held at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Union Room, Columbus, Ohio, on Tuesday, April 18, 1995, at 9:00 A.M., Columbus Time, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Proxy Statement.

    ELECTION OF DIRECTORS--Election of a Board of Directors to hold office until the next Annual Meeting of Shareholders.

    PROPOSAL TO APPROVE THE 1995 STOCK INCENTIVE PLAN--Approval of the 1995 Stock Incentive Plan for the employees and directors of BANC ONE CORPORATION.

    PROPOSAL TO APPROVE AN AMENDMENT OF THE 1994 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN--Approval of an Amendment of the 1994 Key Executive Management Incentive Compensation Plan for the Chairman and President of BANC ONE CORPORATION.

    OTHER BUSINESS--Transaction of such other business as may properly come before the meeting.

  The close of business on February 24, 1995 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE CORPORATION will not be closed.

                                          By Order of the Board of Directors:


                                          /s/ Roman J. Gerber
                                          ----------------------------
                                          ROMAN J. GERBER
                                          Executive Vice President and
                                           Secretary

YOU ARE REQUESTED TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
GENERAL INFORMATION.......................................................    1
ELECTION OF DIRECTORS.....................................................    1
DIRECTORS FEES AND COMPENSATION...........................................    4
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............    5
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.............    6
EXECUTIVE COMPENSATION....................................................    9
  Summary Annual Compensation.............................................    9
  1989 Stock Incentive Plan...............................................   11
  Comparison of Five-Year Cumulative Total Return.........................   14
  Savings Plan............................................................   14
  Retirement Benefits.....................................................   15
CERTAIN REPORTS...........................................................   16
TRANSACTIONS WITH MANAGEMENT AND OTHERS...................................   16
OWNERSHIP OF SHARES.......................................................   16
APPROVAL OF 1995 STOCK INCENTIVE PLAN.....................................   17
APPROVAL OF AMENDMENT OF 1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSA-
 TION PLAN................................................................   26
INDEPENDENT PUBLIC ACCOUNTANTS............................................   27
SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING.............................   27
ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS................................   27
OTHER BUSINESS............................................................   28

                              BANC ONE CORPORATION
                             100 East Broad Street
                              Columbus, Ohio 43271

                                PROXY STATEMENT

                              GENERAL INFORMATION

  BANC ONE CORPORATION, hereinafter referred to as "BANC ONE," is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies for use in voting at the Annual Meeting of Shareholders on Tuesday, April 18, 1995. The enclosed proxy is solicited by the Board of Directors of BANC ONE. This Proxy Statement is being mailed on or about March 8, 1995.

  The close of business on February 24, 1995, has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE will not be closed. As of February 24, 1995, BANC ONE had outstanding and entitled to vote 393,684,469 shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote. The 4,997,999 outstanding shares of Class C Preferred Stock ("Preferred Stock"), BANC ONE's only issue of preferred stock, are not entitled to a vote at the Annual Meeting.

  Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to BANC ONE in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted for the election as Directors of the nominees named herein, for the 1995 Stock Incentive Plan and for amendment of the 1994 Key Executive Management Incentive Compensation Plan.

  The presence of a majority of the outstanding shares of BANC ONE Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting.

  Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of BANC ONE. With respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting. Under Ohio law and BANC ONE's Articles of Incorporation and Regulations, such abstentions and broker non-votes have the effect of a "no" vote with respect to the election of Directors, the 1995 Stock Incentive Plan and the 1994 Key Executive Management Incentive Compensation Plan, each of which matters requires the affirmative vote of not less than a majority of the outstanding voting power of BANC ONE, rather than a majority of that voting power actually voting for election or approval.

  The solicitation of proxies will be made by mail except for any incidental solicitation on the part of Directors and Officers of BANC ONE and of its affiliates by personal interviews, by telephone or by telegraph. BANC ONE will bear the cost of the solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of BANC ONE stock. BANC ONE has retained D. F. King & Co., Inc. to assist in such solicitation for a fee of $8,500 plus expenses.

                             ELECTION OF DIRECTORS

  The number of Directors to be elected at the Annual Meeting has been fixed by the Board of Directors at twelve. Each Director will hold office until the 1996 Annual Meeting of Shareholders or until a successor is elected and qualified. Except as otherwise specified in the proxy, the shares represented by the enclosed proxy will be voted for the election as Directors of the twelve nominees named below. If a nominee should become unavailable to serve, which is not anticipated, proxies will be voted for election of such person, if any, as shall be designated by the Board of Directors.

  With the exception of Richard J. Lehmann, who will take office as the President of BANC ONE following the Annual Meeting, each of the nominees for election as Director is currently a Director of BANC ONE. Each of BANC ONE's present Directors was elected by the shareholders at the 1994 Annual Meeting, except for Richard M. Scott, who was elected by the Board on October 18, 1994.(1) The information which follows includes, as to each such nominee, the nominee's age, the year in which service was commenced as a Director of BANC ONE, if applicable, the nominee's current positions and offices held with BANC ONE, if applicable, the nominee's business experience during the past five years, and certain other information, together with the nominee's beneficial ownership of and option rights regarding BANC ONE stock as of January 1, 1995.

                                                                    SHARES OF
   NAME, AGE, POSITIONS                                              BANC ONE
     AND OFFICES WITH                                              COMMON STOCK
     BANC ONE AND YEAR         PRINCIPAL OCCUPATIONS FOR PAST      BENEFICIALLY
      BECAME DIRECTOR       FIVE YEARS AND OTHER INFORMATION(2)      OWNED(3)
   --------------------     -----------------------------------    ------------
 Charles E. Exley--65      Corporate Director. Chairman and            7,500(4)
  Director--1992           Chief Executive Officer, NCR
                           Corporation (manufacturer and sales
                           of computers and related products),
                           January 1988 to September 1991; prior
                           thereto, President of NCR
                           Corporation. Mr. Exley is a director
                           of Merck & Co., Inc.
 E. Gordon Gee--51         President, The Ohio State University,      10,313(4)
  Director--1990           September 1990 to present; prior
                           thereto, President of the University
                           of Colorado (1985-90) and of the
                           University of West Virginia (1981-
                           85). Dr. Gee serves as a director of
                           ASARCO, Inc., The Limited, Inc., and
                           Glimcher Realty Trust.
 John R. Hall--62          Chairman and Chief Executive Officer,      32,181(4)
  Director--1987           Ashland, Inc. (oil refiner,
                           manufacturer and distributor of
                           chemicals). Mr. Hall serves as a
                           director of Reynolds Metals Company,
                           Humana Inc. and CSX Corporation.
 Laban P. Jackson, Jr.--52 Chairman and Chief Executive Officer,      13,458(4)
  Director--1993           Clear Creek Properties, Inc. (real
                           estate development), January 1989 to
                           present; prior thereto, Chairman and
                           Chief Executive Officer,
                           International Spike, Inc.
 Richard J. Lehmann--50    Chairman and Chief Executive Officer,     144,356(5)
                           Banc One Arizona Corporation
                           (formerly, Valley National
                           Corporation), and Bank One, Arizona,
                           N.A. (formerly Valley National Bank),
                           January 1990 to present.
 John B. McCoy--51         Chairman, BANC ONE, January 1987 to       523,184(6)
  Chairman, Director--1983 present; President, BANC ONE, January
                           1983 to January 1987. Mr. McCoy
                           serves as a director of Cardinal
                           Health, Inc., Ameritech Corporation,
                           Federal Home Loan Mortgage
                           Corporation and Tenneco, Inc.

(1) Incumbent directors Rene C. McPherson, Donald L. McWhorter and Romeo J. Ventres are not standing for re-election.

                                                                       SHARES OF
      NAME, AGE, POSITIONS                                              BANC ONE
        AND OFFICES WITH                                              COMMON STOCK
       BANC ONE AND YEAR           PRINCIPAL OCCUPATIONS FOR PAST     BENEFICIALLY
        BECAME DIRECTOR         FIVE YEARS AND OTHER INFORMATION(2)     OWNED(3)
      --------------------      -----------------------------------   ------------
 John G. McCoy--82                Chairman, BANC ONE Executive          506,510
  Director--1967                  Committee, May 1984 to present;
                                  prior thereto, Vice Chairman and
                                  President, BANC ONE.(7)
 Richard L. Scott--42             President and Chief Executive           5,000(8)
  Director--1994                  Officer, Columbia/HCA Healthcare
                                  Corporation (healthcare
                                  provider), September, 1993 to
                                  present; Chairman and Chief
                                  Executive Officer, Columbia/HCA
                                  Healthcare Corporation, 1987 to
                                  September, 1993.
 Thekla R. Shackelford--60        Education consultant. Ms.             158,430(4)
  Director--1993                  Shackelford founded School
                                  Selection Consulting, an
                                  admissions service for
                                  independent secondary schools
                                  and colleges, in 1978. Ms
                                  Shackelford serves as a director
                                  of Wendy's International, Inc.
                                  and Fiserve Inc.
 Alex Shumate--44                 Office Managing Partner, Squire,        4,460(4)
  Director--1993                  Sanders & Dempsey (attorneys-at-
                                  law), Columbus, Ohio since 1991.
                                  Mr. Shumate, who joined Squire,
                                  Sanders & Dempsey in 1988,
                                  served as Chief Counsel and
                                  Deputy Chief of Staff to the
                                  Governor of Ohio from 1985 to
                                  1988.
 Frederick P. Stratton, Jr.--55   Chairman and Chief Executive           30,128(4)
  Director--1988                  Officer, Briggs & Stratton
                                  Corporation (manufacturer of
                                  small gasoline engines and
                                  automotive locking devices),
                                  November 1986 to present; prior
                                  thereto, President and Chief
                                  Executive Officer of Briggs &
                                  Stratton. Mr. Stratton serves as
                                  a Director of Weyco Group, Inc.,
                                  Wisconsin Electric Power Company
                                  and Wisconsin Energy
                                  Corporation.
 Robert D. Walter--49             Chairman and Chief Executive           80,547(4)
  Director--1987                  Officer, Cardinal Health, Inc.
                                  (wholesale distributor of drug
                                  and related health products).
                                  Mr. Walter is a director of
                                  Columbia/HCA Healthcare
                                  Corporation and Westinghouse
                                  Electric Corporation

- --------
(2) Unless otherwise indicated, the nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed.
(3) Included in the shares set forth in the table above are shares owned by the nominee, the nominee's spouse, minor children, and certain other family members, and shares over which they have full voting control and power of disposition, except as otherwise indicated. Share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1995. The percentage of shares of BANC ONE Common Stock beneficially owned by each person is less than 1%. No shares of BANC ONE Preferred Stock are beneficially owned by any nominee.
(4) Share amount shown excludes unexercisable option on 1,000 shares of BANC ONE Common Stock granted in 1994 to directors who are not employees of BANC ONE or one of its affiliates as Director Stock Options pursuant to the 1989 Stock Incentive Plan. Share amounts shown include exercisable

                                          (footnotes continued on the next page)
   options on shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates as Director Stock Options pursuant to the 1989 Stock Incentive Plan. The number of shares so-included total 5,500 shares for each of Ms. Shackelford and Messrs. Exley and Jackson; 8,801 shares for Dr. Gee; 10,768 shares for each of Messrs. Hall, Stratton and Walter; and 3,300 shares for Mr. Shumate.
(5) Share amount shown excludes options to purchase 23,256 shares of BANC ONE Common Stock pursuant to the 1989 Stock Incentive Plan, which options are not currently exercisable. Includes 7,132 shares of BANC ONE Common Stock awarded to Mr. Lehmann which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination.
(6) Share amount shown excludes options to purchase 370,903 shares of BANC ONE Common Stock pursuant to the 1989 Stock Incentive Plan, which options are not presently exercisable. Includes (a) 165,997 shares of BANC ONE Common Stock awarded to Mr. McCoy which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 45,421 shares of BANC ONE Common Stock pursuant to the 1989 Stock Incentive Plan.
(7) John G. McCoy is John B. McCoy's father.
(8) Share amount shown excludes unexercisable option on 3,000 shares of BANC
    ONE Common Stock granted to Mr. Scott in 1994 as a new director pursuant to the 1989 Stock Incentive Plan.

  Committees. BANC ONE has three standing committees of the Board of Directors. The Personnel and Compensation Committee, which currently consists of Romeo J. Ventres (committee chairman), E. Gordon Gee, Rene C. McPherson, Thekla R. Shackelford and Alex Shumate, held four meetings during 1994. This Committee fixes the compensation, including salaries, bonuses and stock incentives, of the chairman, president and other executive officers of BANC ONE, establishes, as appropriate performance goals with respect to compensation plans and serves as the committee which nominates directors for election. The Personnel and Compensation Committee, which recommends to the Board of Directors nominees for election or re-election as directors at the annual meeting of shareholders, will consider nominees recommended by shareholders as set forth hereinafter under "Annual Meeting Advance Notice Requirements." The Audit Committee, which currently consists of Robert D. Walter (committee chairman), Frederick P. Stratton, Jr., John R. Hall, Charles E. Exley and Laban P. Jackson, Jr. held four meetings during 1994. The Audit Committee meets with BANC ONE's independent public accountants and internal auditors, reviews the scope and results of their audits, reviews management response to audit reports and inquires into various matters such as adequacy of internal controls and security, application of new regulatory policies and accounting rules and other issues that may from time to time be of concern to the Committee or its members. The Executive Committee, which currently consists of John G. McCoy (committee chairman), Romeo J. Ventres, John B. McCoy and Robert D. Walter, which is empowered, between Board meetings, to exercise all the powers of the Board in the management of BANC ONE, did not meet in 1994. During 1994, there were five meetings of BANC ONE's Board of Directors. All Directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

                        DIRECTORS FEES AND COMPENSATION

  Directors who are not officers of BANC ONE or one of its affiliates receive $2,500 as a monthly retainer, $1,500 for each Board meeting attended and $1,200 for each Board committee meeting attended. Committee chairmen receive an additional $1,000 for each committee meeting chaired.

  BANC ONE has established a voluntary deferred compensation plan for non-employee Directors. Under that plan, a non-employee Director may elect, on or before December 31 of any year (or, in the case of a new Director, before such Director's term begins), to defer payment of all retainer, meeting and committee fees earned during the calendar year following such election and, unless such election is subsequently terminated, all succeeding calendar years. Fees deferred at the election of a Director are credited to an account established by BANC ONE in the Director's name and invested, at the Director's election, in the interest program and/or the BANC ONE stock program. Amounts invested in the interest program accrue interest at the average interest rate paid on money market deposit accounts or equivalent deposit accounts by Bank One, Columbus, N.A. Amounts invested in the BANC ONE stock program are invested in BANC ONE Common Stock and cash or cash equivalent securities, and cash dividends paid on shares in the BANC ONE stock program are reinvested in additional BANC ONE Common Stock. With certain limited exceptions, deferred amounts are paid in cash in a lump sum payment or in approximately equal annual installments over a five or ten-year period at the election of the Director, commencing 30 days after the first business day of the calendar year following the date the plan administrator is notified that the Director has ceased to be a Director. No shares of BANC ONE Common Stock are distributed to Directors under the plan. At the present time nine current non-employee Directors participate in the deferred compensation plan.

  Under the 1989 Stock Incentive Plan, if the return on common equity of BANC ONE for the preceding fiscal year is equal to or greater than 10%, each Director, who is not an employee of BANC ONE or one of its affiliates, who is re-elected as a director, automatically, following the Annual Meeting of Shareholders, is granted an option to purchase 1,000 shares of BANC ONE Common Stock at an exercise price not less than the fair market value of BANC ONE Common Stock on the date of the grant ("Director Stock Option"). In 1994, each of BANC ONE's re-elected non-employee Directors received an option on 1,000 shares of BANC ONE Common Stock at an exercise price of $33.875 per share, the adjusted market value of a share of BANC ONE Common Stock as of the date of grant. Under the 1989 Stock Incentive Plan, each person who is not an employee of BANC ONE or any of its affiliates is, when first elected or appointed to serve as a director, automatically granted an option to purchase 3,000 shares of BANC ONE Common Stock at an exercise price not less than the fair market value of BANC ONE Common Stock on the date of grant. Upon his election to the Board in October, 1994, Mr. Scott received an option on 3,000 shares of BANC ONE Common Stock at an exercise price of $28.00 per share, the market value of a share of BANC ONE Common Stock as of the date of grant. Contingent upon shareholder approval of the 1995 Stock Incentive Plan, as described elsewhere in this Proxy Statement, the 1989 Stock Incentive Plan was terminated by the Board of Directors effective April 17, 1995. Outstanding options under the 1989 Stock Incentive Plan will remain in effect under the terms of their respective grants. If not terminated and replaced by the 1995 Stock Incentive Plan, the 1989 Stock Incentive Plan would provide automatic option grants to non-employee Directors in 1995.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  BANC ONE's Personnel and Compensation Committee (the "Committee"), which has responsibility for reviewing all aspects of the compensation program for key executive officers of BANC ONE, is comprised of Ms. Shackelford and Messrs. Ventres, Gee, McPherson and Shumate, none of whom is now or in the past was an officer of BANC ONE or any of its subsidiaries.

  Members of the Committee and their associates are at present, as in the past, customers of the banks and other companies affiliated with BANC ONE and have transactions with such banks and other companies in the ordinary course of business. Additional transactions may be expected to take place with banks and other companies affiliated with BANC ONE in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

  Alex Shumate, a director of BANC ONE, is Managing Partner of the Columbus, Ohio office of Squire, Sanders & Dempsey, attorneys. BANC ONE and its subsidiaries retained Squire, Sanders & Dempsey for legal services in 1994 and will utilize the law firm in 1995. Payments paid to Squire, Sanders & Dempsey by BANC ONE and its affiliates in 1994 did not exceed 5% of the law firm's gross revenues for the year and were comparable to payments that would have been paid by BANC ONE and its affiliates to non-affiliated persons for similar services. John B. McCoy serves as Chairman of the Compensation Committee of Cardinal Health, Inc., whose Chairman and Chief Executive Officer, Robert D. Walter, is a director of BANC ONE.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES

  The Committee's primary objective in the area of compensation is to attract and retain executives with the experience and capabilities of providing outstanding leadership to BANC ONE's employees and excellent returns for BANC ONE's shareholders.

  Each year the Committee conducts a thorough review of its executive compensation program. This review includes a comprehensive analysis provided by an independent, recognized compensation and benefits consulting firm covering the design and competitiveness of the compensation program. BANC ONE's executive compensation program is reviewed and analyzed with respect to the components of compensation and also with respect to aggregate total compensation to ensure its competitiveness against other major U.S. bank holding companies and selected, diversified financial businesses (the "Peer Group").

  Each year, the Committee reviews the selection of peer companies used for compensation comparison purposes. The Committee believes that BANC ONE's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. To determine competitive executive compensation, a group of financial institutions which approximate the financial characteristics of BANC ONE is required; shareholder returns are better represented by a broader grouping of companies that offer diversified investment alternatives. Thus, the Peer Group used for compensation purposes is not the same as the peer group index set forth and used in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.

  The key components of BANC ONE's executive compensation program are base salary, annual incentive opportunity, and equity-based compensation since the program is designed to provide competitive compensation as well as opportunities to earn above-average compensation when BANC ONE's performance warrants it.

  The program is also designed to recognize meaningful differences in individual performance and contribution to the long-term creation of shareholder value. In each component of executive compensation, as discussed below, the Committee balances the need to provide a compensation opportunity that is competitive with the Peer Group, with its desire to pay for performance in both the short- and long-term, with its goal to promote long-term equity ownership and with the need to comply with complex tax and accounting rules. Each component of executive compensation is discussed below.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

  During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to a corporation's five most highly compensated executive officers to $1 million per year per executive, unless certain requirements are met. The Committee carefully reviewed the impact of this legislation on the cost of BANC ONE's current executive compensation plans. Although the objectives of the legislation to ensure performance-based compensation were being met, certain administrative aspects of the plans did not precisely parallel the proposed regulations issued under the new tax provisions.

  In 1994, the Committee responded by (a) conforming criteria for the annual incentive plan with the new timing requirements of the regulations and requesting shareholder approval of a new 1994 Key Executive Management Incentive Compensation Plan for BANC ONE's Chairman and President (the "1994 EMIC Plan") and (b) establishing performance criteria under the 1989 Stock Incentive Plan for granting restricted stock awards to BANC ONE's Chairman and President in 1995. The Committee has also recommended and the Board has adopted, subject to shareholder approval, a new stock incentive plan that has been structured with the requirements of Section 162(m) in mind and amendments to the 1994 EMIC Plan which, in addition to providing greater flexibility with respect to the establishment of performance thresholds, modifies the 1994 EMIC to meet requirements of proposed Internal Revenue Service changes to the proposed regulations.

  It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of BANC ONE's executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interests of BANC ONE and its shareholders but which may not qualify for tax deductibility under Section 162(m) or other sections of the Code.

BASE SALARIES

  Base salaries for executive officers are established at levels considered appropriate in view of the duties and scope of responsibilities of each officer's position. The Committee has established a goal of providing base salaries for executives at approximately the 50th percentile of the Peer Group.

  In determining base salaries, the Committee takes into account external pay practices of the Peer Group, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. No specific weighting is assigned to these criteria. Mr. McCoy's current base salary of $995,000, which was set by the Committee in July 1993, was established on the basis of these principles.

ANNUAL INCENTIVE OPPORTUNITY

  In 1994, BANC ONE's Chairman and President were eligible to participate in the 1994 EMIC Plan, while all other executive officers participated in the Key Management Incentive Compensation Plan ("KMIC"). Both the 1994 EMIC Plan and KMIC established incentive award opportunities for each participant based on his or her level of responsibility. The Committee has established a goal of targeting annual incentive opportunities to the 75th percentile of the Peer Group, for superior performance.

  The 1994 EMIC Plan, covering Mr. McCoy and Mr. McWhorter, established specific performance targets of at least a 5% increase in earnings from the previous year and a return on assets of not less than 1.15%, and provided for award opportunities based upon achieving these goals as set forth in a matrix established by the Committee. The target award levels for Mr. McCoy and Mr. McWhorter are fixed by the 1994 EMIC Plan at 60% and 55%, respectively, of annual base salary. Because the performance targets were not achieved in 1994, no awards were earned by Mr. McCoy or Mr. McWhorter under the 1994 EMIC Plan.

  KMIC awards to all other executive officers are based upon a formula which gives 25% consideration to a discretionary evaluation of the individual's contribution and are otherwise based upon pre-established performance objectives established for BANC ONE and for each BANC ONE affiliate. These objectives included specific targets for earnings growth and, where applicable, return on assets. The relationship of earnings growth and return on assets is set forth in a matrix wherein the relative importance of these two components to each other vary above the performance threshold of a 5% increase in earnings for BANC ONE and a minimum 1.15% return on assets; below these levels incentive payments would not be paid and, as in the case with respect to the 1994 EMIC Plan, KMIC performance thresholds focus solely upon the financial performance of BANC ONE without regard to an executive officer's individual contribution to BANC ONE or, where relevant, a particular BANC ONE affiliate. In general, target award levels for executive officers under KMIC ranged from 25% to 50% of annual base salary. Because the performance targets were not achieved in 1994, no awards were earned by executive officers under KMIC and, accordingly, no KMIC awards were granted in 1994. However, in recognition of the significant individual contributions made by certain executive officers in 1994, the Committee made discretionary cash awards to such executive officers (including Mr. McCoy) outside of the 1994 EMIC Plan and KMIC. The Committee based such awards on the same criteria utilized by the Committee in determining base salaries. No specific weighting was assigned to these criteria. Mr. McCoy's discretionary cash award of $510,000 was established on the basis of these principles. Discretionary cash awards for executive officers were, however, significantly less in 1994 than awards granted in 1993 under KMIC.

EQUITY-BASED COMPENSATION

  Each year, the Committee reviews competitive data based on BANC ONE's Peer Group to determine the level of equity-based awards to be granted to executive officers and other members of key management. Equity-based awards for executive officers are intended to be at a level somewhat above the median of Peer Group practice. BANC ONE has included stock options and restricted stock awards as key elements in its total compensation package for many years.

  Equity-based compensation provides a long-term link between the results achieved for shareholders and the rewards provided to key executive officers. In 1989, shareholders approved the 1989 Stock Incentive Plan (the "1989 Plan") which provides for the grant of several types of equity-based awards, including stock options and restricted stock awards. Although the 1989 Plan authorizes the Committee to grant stock appreciation rights, performance shares or performance awards, such awards have not been granted by the Committee for 1994 or any earlier year.

  No restricted stock awards were granted to Mr. McCoy or to Mr. McWhorter in 1994 since, because of the belated adoption of Section 162(m) of the Internal Revenue Code and proposed regulations related thereto, the Committee was not able to establish on a timely basis the performance targets required in order for such stock awards to be deductible by BANC ONE in 1994 for federal income tax purposes. With respect to executive officers other than the Chairman and the President, the Committee considered each individual's overall past and expected future contribution to BANC ONE as well as the amount and nature of similar awards granted by the Peer Group. The Committee has broad discretion in granting restricted stock awards and considers all of the above criteria; no specific weighting is assigned to these criteria. Based on this criteria and on a discretionary basis, the Committee made restricted stock awards to other BANC ONE executive officers.

  In 1994, the Committee granted stock options to its key executives based upon a subjective evaluation of each individual's past and expected future contribution to BANC ONE, with consideration also having been given to the amount and nature of similar awards granted by the Peer Group. Stock options are granted with an exercise price equal to the market price of BANC ONE's Common Stock on the date of grant and vest after five years. In 1994, Mr. McCoy received options to purchase 179,783 shares of Common Stock with an exercise price of $32.25 per share. This award reflected the Committee's assessment of Mr. McCoy's outstanding leadership and contribution to BANC ONE's premier position in its industry.

  In connection with the grant of stock options in 1994, the Committee awarded dividend equivalent rights to a portion of the options granted to Mr. McCoy and Mr. McWhorter, as discussed in the footnote to the Option Grant Table.

OTHER COMPENSATION

  In 1994, a "Split Dollar" life insurance plan was introduced covering, among others, the executive officers. Under this plan, which replaced the employee life insurance plan for covered officers, BANC ONE will be reimbursed for its contributions to premium costs from each policy's cash value or death benefit.

CONCLUSION

  Through the plans described above, a significant portion of BANC ONE's executive compensation is linked directly to individual and corporate performance and long-term stock price appreciation. The Committee will continue to review all elements of executive compensation to ensure that they continue to meet BANC ONE's business objectives.

THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Romeo J. Ventres, Chairman
  E. Gordon Gee
  Rene C. McPherson
  Thekla R. Shackelford
  Alex Shumate

                             EXECUTIVE COMPENSATION

 Summary Annual Compensation

  The following Summary Annual Compensation Table sets forth the individual compensation paid to BANC ONE's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1992, December 31, 1993 and December 31, 1994.

SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                         ANNUAL COMPENSATION (1)              COMPENSATION
                                                      ------------------------------  -----------------------------
                                                                                             AWARDS
                                                                                      ---------------------
                                                                           OTHER
                                                                           ANNUAL     RESTRICTED   STOCK     LTIP
                                                      SALARY    BONUS   COMPENSATION   STOCK(3)  OPTIONS(4) PAYOUTS
      NAME             PRINCIPAL POSITION        YEAR   ($)      ($)        ($)          ($)      (SHARES)    ($)
      ----       ------------------------------- ---- ------- --------- ------------  ---------- ---------- -------
John B. McCoy... Chairman and CEO, BANC ONE      1994 995,000   510,000   148,863(2)         0    179,783
                 Chairman and CEO, BANC ONE      1993 972,500 1,020,000    70,531(2)   708,129     58,336
                 Chairman and CEO, BANC ONE      1992 907,000   980,000    62,611(2)   460,100     37,799
Donald L. Mc-    President/COO, BANC ONE         1994 745,000   285,000    84,590(2)         0    113,752
 Whorter........
                 President/COO, BANC ONE         1993 592,500   570,000    31,410(2)   432,006     27,364
                 President/COO, BANC ONE         1992 523,564   511,300    26,289      279,930     22,385
Richard J. Leh-  Chairman, Banc One Arizona Corp 1994 457,000   234,200    86,744(2)   230,007     23,256
 mann (7).......
                 Chairman, Banc One Arizona Corp 1993 450,000   337,500    12,665          --         --
Thomas E.        Chairman, Banc One Ohio Corp    1994 424,500   231,300    12,891      250,002     26,357
 Hoaglin........
                 Chairman, Banc One Ohio Corp    1993 406,000   295,000     6,900      181,293     10,815
                 Chairman, Banc One Ohio Corp    1992 370,500   256,800     4,442      132,010      9,914
Joseph D. Bar-   Chairman, Banc One Indiana Corp 1994 414,500   209,800    16,282      235,006     23,256
 nette, Jr. ....
                 Chairman, Banc One Indiana Corp 1993 398,000   289,000    13,016      175,063     10,505
                 Chairman, Banc One Indiana Corp 1992 377,000   264,400    11,955      125,130      9,268
                    ALL OTHER
                 COMPENSATION(5)
      NAME             ($)
      ----       ---------------
John B. McCoy...     108,093
                      13,333
                      11,818
Donald L. Mc-         20,265
 Whorter........
                      13,333
                      11,818
Richard J. Leh-       11,124
 mann (7).......
Thomas E.             10,801
 Hoaglin........
                      13,333
                     228,873(6)
Joseph D. Bar-        10,465
 nette, Jr. ....
                       7,195
                       5,673

- -------
(1)Includes amounts earned in fiscal year, whether or not deferred.
(2)Amounts included which exceed 25% of total:

EXECUTIVE                DESCRIPTION                                                 1994    1993    1992
- ---------                -----------                                                ------- ------- -------
John B. McCoy........... Personal use of company aircraft as required for security  $63,498 $45,317 $37,984 reasons
                         by Board of Directors
                         Deferred 1994 payment under Dividend Equivalent Unit plan. $45,471
Donald L. McWhorter..... Personal use of company aircraft as required for security  $11,062 $ 7,926 reasons by Board of Directors
                         Deferred 1994 payment under Dividend Equivalent Unit plan. $31,221
Richard J. Lehmann...... Net payment and tax gross-up for terminated supplemental   $73,610
                         excess retirement plan

(3) The restrictions on shares of restricted stock expire as to one-third of the shares on each of the fourth, sixth, and eighth anniversaries of the award date. Dividends on restricted stock are paid to the grantees. As of December 31, 1994, the total number of shares of restricted stock and the value of said shares (based upon the closing market value of $25.375 per share on said date) awarded to each of the persons listed above, are as follows:

     John B. McCoy.......................................... 165,997 $4,212,174
     Donald L. McWhorter....................................  78,989 $2,004,346
     Richard J. Lehmann.....................................   7,132 $  180,975
     Thomas E. Hoaglin......................................  35,247 $  894,393
     Joseph D. Barnette, Jr.................................  28,098 $  712,987

(4) Stock Option grants include Incentive Stock Options up to the $100,000 annual limit, remainder were Non-Qualified Stock Options. All Stock Options are granted at the market price of BANC ONE Common Stock on the date of grant and vest after five years.
(5) Includes employer matching contributions to the 401(k) Plan and the Supplemental 401(k) Plan and, for the year 1994, includes the values of the split-dollar arrangement with BANC ONE in the amount of $103,093; $15,265; $9,324; $5,801; $8,665 for Messrs. McCoy, McWhorter, Lehmann,
    Hoaglin, and Barnette, respectively. The split-dollar insurance program is structured so that all premium payments are returned to BANC ONE at the later of (i) the executive attaining the age of 65 or (ii) the expiration of 15 policy years. In addition to the executive split-dollar policy, Mr. McCoy is covered by a split-dollar arrangement that insures the lives of Mr. McCoy and his wife.
(6) Includes $223,200 for expenses related to relocation from position as President, Bank One, Texas, NA, in Dallas, Texas, to Chairman, Banc One Ohio Corporation, in Columbus, Ohio.
(7) No compensation is reported prior to 1994 because Valley National Corporation, now Banc One Arizona Corporation, merged with BANC ONE on March 31, 1993. Mr. Lehmann's first year of eligibility for participation in the 1989 Stock Incentive Plan was 1994.

 1989 Stock Incentive Plan

  The 1989 Plan provides for the grant of Director Stock Options to Directors of BANC ONE and the grant of Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares and Performance Awards, or combinations of the foregoing, to key employees of BANC ONE and its affiliates. If approved by shareholders, the 1995 Stock Incentive Plan will replace the 1989 Plan. The 1989 Plan is administered by the five-member Committee, each of whom is ineligible to participate in the 1989 Plan except with respect to Director Stock Options. The Committee selects employees from BANC ONE and its affiliates and determines when awards are to be made, conditions attached to awards and rules for administration.

  During 1994, Stock Options and Nonqualified Stock Options were granted by the Committee on shares of BANC ONE Common Stock to the individuals named in the Summary Annual Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. During 1994 the Committee awarded shares of BANC ONE Common Stock as Restricted Stock Awards pursuant to the 1989 Plan to the individuals named in the Summary Annual Compensation Table, to Executive Officers of BANC ONE and to other employees of BANC ONE and its affiliates. Employees receiving Restricted Stock Awards were issued shares subject to restrictions on disposition during a period determined by the Committee during which the recipient may vote and receive dividends and distributions thereon. Restricted Stock Awards may be forfeited if the recipient terminates employment with BANC ONE prior to expiration of the restricted period. Recipients may not transfer the shares received during the restrictive period. The restrictions on the shares awarded each individual in 1994 expire as to one-third of the shares in 1998, one-third in 2000, and one-third in 2002. No grants or awards of Stock Appreciation Rights, Performance Shares or Performance Awards were made under the 1989 Stock Incentive Plan during 1994.

  The following tables set forth (i) the number and value of options granted in fiscal year 1994 to the individuals named in the Summary Annual Compensation Table; and (ii) the aggregated exercises of options by the individuals named in the Summary Annual Compensation Table during fiscal year 1994.

OPTION GRANTS IN LAST FISCAL YEAR (1)

                                             INDIVIDUAL GRANTS (2)
                          -------------------------------------------------------------
                                NUMBER OF         % OF TOTAL
                          SECURITIES UNDERLYING     OPTIONS                             GRANT DATE
                             OPTIONS GRANTED        GRANTED     EXERCISE                 PRESENT
                          -----------------------  EMPLOYEES      PRICE     EXPIRATION  VALUE (6)
          NAME                          NUMBER    IN 1993 (4) ($ PER SHARE)  DATE (5)      ($)
          ----             TYPE (3)   ----------- ----------- ------------- ----------- ----------
John B. McCoy (7).......         ISO        3,100    0.16%                  May 2, 2004    18,414
                                NQSO      176,683    8.96%       $32.25     May 2, 2014 1,098,968
                           ---------  -----------    ----                               ---------
                               Total      179,783    9.12%                              1,117,382
Donald L. McWhorter (7).         ISO        3,100    0.16%                  May 2, 2004    18,414
                                NQSO      110,652    5.61%       $32.25     May 2, 2014   688,255
                           ---------  -----------    ----                               ---------
                               Total      113,752    5.77%                                706,669
Richard J. Lehmann......         ISO        3,100    0.16%                  May 2, 2004    18,414
                                NQSO       20,156    1.02%       $32.25     May 2, 2014   125,370
                           ---------  -----------    ----                               ---------
                               Total       23,256    1.18%                                143,784
Thomas E. Hoaglin.......         ISO        3,100    0.16%                  May 2, 2004    18,414
                                NQSO       23,257    1.18%       $32.25     May 2, 2014   144,659
                           ---------  -----------    ----                               ---------
                               Total       26,357    1.34%                                163,073
Joseph D. Barnette,
 Jr. ...................         ISO        3,100    0.16%                  May 2, 2004    18,414
                                NQSO       20,156    1.02%       $32.25     May 2, 2014   125,370
                           ---------  -----------    ----                               ---------
                               Total       23,256    1.18%                                143,784

- --------
(1) The exercise of any stock option set forth above
    is conditional upon the grantee being employed
    by BANC ONE at the time of exercise.
(2) All share amounts and dollar amounts have been         Black-Scholes
    adjusted, as appropriate, for stock splits and         Assumptions
    stock dividends paid on BANC ONE common stock
    through December 31, 1994.                       Duration:   ISO: 10 years
(3) Incentive Stock Options (ISO) or Non-Qualified               NQSO: 20 years
    Stock Options (NQSO).                            Vesting:    100% at 5 years
(4) Based on 1,972,168 stock options granted to      Exercise at ISO: 3 months
    all employees during 1994.)                      Retirement: NQSO: 12 months
(5) Stock options become exercisable on the fifth    Interest:   7.18%
    anniversary of the date of grant if executive    Dividends:  $1.180
    is still employed.                               Volatility: 23.043%
(6) Grant date present value is determined using     Reduction
    the Black-Scholes Model. This is a theoretical    for        37.69% ISO
    value for the stock options. The amount           Turnover:  37.57% NQSO
    realized from a stock option ultimately depends on the market value of BANC ONE stock at a future date.
(7) These executives received Dividend Equivalent
    Units (DEUs) in 1994. These units provide the basis for a quarterly cash payment which equals the amount of the dividend times the number of units. In 1994, Mr. McCoy received 73,341 DEUs and Mr. McWhorter received 50,357 DEUs. The dividend for each of the 3rd and 4th quarters, for which payments were made in 1994, was $0.31.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                           NUMBER OF                 VALUE OF
                                                   UNEXERCISED OPTIONS HELD  UNEXERCISED OPTIONS HELD
                                                      AT FISCAL YEAR END      AT FISCAL YEAR END (3)
                                                   ------------------------- -------------------------
                          NUMBER OF
                            SHARES       VALUE
                         ACQUIRED ON  REALIZED (2) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME           EXERCISE (1)     ($)       (SHARES)     (SHARES)        ($)          ($)
          ----           ------------ ------------ ----------- ------------- ----------- -------------
John B. McCoy...........       0            0        45,421       370,903      166,331      341,421
Donald L. McWhorter.....       0            0        13,310       198,439       48,741      118,045
Richard J. Lehmann......       0            0             0        23,256            0            0
Thomas E. Hoaglin.......       0            0         7,487        73,101       27,417       97,080
Joseph D. Barnette,
 Jr. ...................       0            0        16,804        72,069       61,536      115,590

- --------
(1) No options exercised in 1994.
(2) Fair market value at exercise minus the exercise price.
(3) Based on a fair market value of BANC ONE Common Stock of $25.375 on December 31, 1994.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

  The following graph demonstrates a five year comparison of cumulative total return for BANC ONE, the Standard & Poor's 500 Index (S&P 500) and an index with respect to the performance of the banks comprising the Salomon Brothers, Inc. 50 bank composite ("Salomon 50").(/1/)

                             [GRAPH APPEARS HERE]

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
            AMONG BANC ONE, S&P 500 INDEX AND SALOMON 50(/2/) INDEX

Measurement Period           BANC ONE       S&P          SALOMON 50
(Fiscal Year Covered)        CORPORATION    500 INDEX    INDEX
- -------------------          -----------    ---------    ----------
Measurement Pt-
12/31/89                     $100.00        $100.00      $100.00
FYE 12/31/90                 $ 98.00        $ 96.89      $ 77.54
FYE 12/31/91                 $191.06        $126.28      $126.62
FYE 12/31/92                 $217.70        $135.88      $166.05
FYE 12/31/93                 $206.02        $149.52      $178.66
FYE 12/31/94                 $153.10        $151.55      $170.57

- --------
(1) The Salomon 50 is comprised of 50 prominent banks, U.S. bank holding companies and similar institutions selected by Salomon Brothers, Inc. Shareholders may obtain more information on the Salomon 50 and the composition of the entities comprising the 50 institutions therein represented by contacting Jeffrey Naschek of Salomon Brothers, Inc. at 212/783-7887.
(2) Assumes $100 invested on December 31, 1989 in each of BANC ONE common stock, the S&P 500 Index and the Salomon 50. Total return assumes dividends are reinvested.

 Savings Plan

  In 1986, BANC ONE adopted the BANC ONE Security Savings Plan (the "401(k) Plan"), a tax deferred savings and profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Code"). Employees who have completed six months or more of continuous employment with BANC ONE or its affiliates and are 20 years of age or older may participate in the 401(k) Plan by directing their employer to make salary deferred contributions to the 401(k) Plan for their account up to 12% (maximum 10% prior to January 1, 1995) of the employee's eligible earnings (base salary, overtime and commissions). The employee's salary deferred contributions may be invested in the BANC ONE Common Stock Fund, a Bank One, Columbus, N.A. Money Market Deposit Account, The One
Group (R) Income Bond Fund, The One Group (R) Equity

Index Fund and/or The One Group (R) Large Company Growth Fund. In addition to an automatic 20% annual matching contribution, BANC ONE will make a supplemental employer matching contribution based on the percentage increase over the preceding year of BANC ONE's annual originally reported earnings per share ("EPS") as follows:

ORIGINALLY REPORTED      TOTAL MATCHING
   EPS INCREASE           CONTRIBUTION
OVER PRECEDING YEAR  (BASIC & SUPPLEMENTAL)
- -------------------  ----------------------
   Less than 11%       (20% +  0%) = 20%
        11%            (20% + 15%) = 35%
        12%            (20% + 20%) = 40%
        13%            (20% + 25%) = 45%
        14%            (20% + 30%) = 50%
        15%            (20% + 35%) = 55%
        16%            (20% + 40%) = 60%
        17%            (20% + 45%) = 65%
        18%            (20% + 50%) = 70%
        19%            (20% + 55%) = 75%
    20% or more        (20% + 60%) = 80%

  Based upon this formula, no supplemental contribution was made by BANC ONE for 1994. Employer matching contributions vest upon the employee's completion of five years of service with BANC ONE or one of its affiliates. Employer matching contributions for 1994 for the account of the individuals named in the Summary Annual Compensation Table are included in that table under the column "All Other Compensation."

 Retirement Benefits

  BANC ONE has a Retirement Plan (the "Plan") for its employees. Contributions to the Plan are determined on an actuarial basis for all employees as a group and not individually. The Plan benefits are based upon a percentage of final average compensation which is defined as the average of the highest consecutive five years Eligible Compensation (as described below) out of the last ten full Plan years multiplied by the employee's years of credited service, to a maximum of 35 years. The following table illustrates the approximate maximum benefits of an employee at various levels of Eligible Compensation assuming continuation of the present plan and employment until age 65.

                     CREDITED YEARS OF SERVICE AT AGE 65 (2)(3)(4)
                 ------------------------------------------------------
 FINAL AVERAGE
COMPENSATION(1)  10 YRS.  15 YRS.  20 YRS.  25 YRS.  30 YRS.   35 YRS.
- ---------------  -------- -------- -------- -------- -------- ---------
$  500,000       $ 89,500 $134,300 $179,000 $223,800 $268,500 $ 313,300
   600,000        107,400  161,100  214,800  268,500  322,200   375,900
   700,000        125,300  188,000  250,600  313,300  375,900   438,600
   800,000        143,200  214,800  286,400  358,000  429,600   501,200
 1,000,000        179,000  268,500  358,000  447,500  537,000   626,500
 1,200,000        214,800  322,200  429,600  537,000  644,400   751,800
 1,400,000        250,600  375,900  501,200  626,500  751,800   877,100
 1,600,000        286,400  429,600  572,800  716,000  859,200 1,002,400

- --------
(1) The current Eligible Compensation that would be used in calculating the final average compensation for Messrs. John B. McCoy, McWhorter, Lehmann, Hoaglin and Barnette is $1,235,000, $887,000, $574,000, $540,150 and
    $519,400, respectively.
(2) As of January 1, 1995, the credited years of service for Messrs. McCoy, McWhorter, Lehmann, Hoaglin and Barnette were approximately 28, 34, 6, 21 and 13 years, respectively.
(3) Annual benefits are limited by (i) the Tax Equity and Financial Responsibility Act to a maximum benefit of $118,800 in 1994 and (ii) the Tax Reform Act of 1986 with regard to current covered compensation to $150,000 in 1994. The benefit amount in excess of such limitations will be paid through a separate excess benefit plan adopted by BANC ONE.
(4) Benefits set forth in the table are straight life annuity amounts and are not subject to deductions for Social Security or other offset amounts.

  The Eligible Compensation for each employee under the Plan equals the base salary, plus 50% of bonuses, overtime, commissions, shift differential and incentive pay paid to each such person, including executive officers, covered by the Plan.

                                CERTAIN REPORTS

  Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires BANC ONE's directors, executive officers and persons who own more than ten percent of a registered class of BANC ONE's equity securities (currently, to the best of BANC ONE's knowledge, there are no such persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based upon a review of such reports and representations from BANC ONE directors and officers, BANC ONE believes that during 1994 all such reports were filed on a timely basis except that Senior Vice President Julia F. Johnson did not timely report the sale of 12 shares, acquired in the Dividend Reinvestment Plan, and Charles W. Sulerzyski, Chief Executive Officer of the BANC ONE Trust Group, did not timely report the vesting of 1,056 shares previously awarded as Restricted Stock awards, a portion of which were surrendered in payment of related federal income taxes.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  All Directors, including members of the Committee, and Executive Officers of BANC ONE and their associates are at present, as in the past, customers of the banks and other companies affiliated with BANC ONE and have transactions with such banks and other companies in the ordinary course of business. Additional transactions may be expected to take place with banks and other companies affiliated with BANC ONE in the ordinary course of business. Such transactions have been and will continue to be on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

  See also "Compensation Committee Interlocks and Insider Participation."

                              OWNERSHIP OF SHARES

  As of January 1, 1995, the Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, California 90071, the parent company of six investment management companies, together with its subsidiaries, beneficially owned 29,489,260 shares of BANC ONE Common Stock representing 7.44% of the outstanding shares of BANC ONE Common Stock. With respect to such shares, the Capital Group Companies, Inc. and its subsidiaries in the aggregate had the sole power to vote 2,453,010 of such shares and had sole dispositive power with respect to all 29,489,260 shares. In addition thereto, Bank One Trust Company, N.A., 100 East Broad Street, Columbus, Ohio 43271, and other BANC ONE affiliates which have trust powers and which hold shares in various agency and trust accounts, in the aggregate, held 22,764,518 shares of BANC ONE Common Stock, representing 5.73% of the class. With respect to those accounts, the BANC ONE affiliates have the sole power to vote approximately 10,952,723 of such shares, shared power to vote approximately 4,128,408 of such shares, sole power to dispose of approximately 9,841,462 of such shares and shared power to dispose of approximately 4,830,050 of such shares. All the stock of such BANC ONE affiliates is owned by BANC ONE.

  Set forth below is information concerning the number of shares of BANC ONE Common Stock(1) owned beneficially by all BANC ONE directors and executive officers (30 individuals) as a group as of January 1, 1995 and by the executive officers of BANC ONE named in the Summary Compensation Table, except with respect to Messrs. John B. McCoy and Lehmann whose share ownership is reported in the information on nominees for election as directors under "Election of Directors":

                                                 AMOUNT AND NATURE OF PERCENT OF
           NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   CLASS
           ------------------------              -------------------- ----------
All Directors and Executive Officers as a group
 (30 individuals)..............................       1,759,567(2)       (3)
Donald L. McWhorter............................         301,259(4)       (3)
Thomas E. Hoaglin..............................          92,827(5)       (3)
Joseph D. Barnette, Jr.........................         251,115(6)       (3)

- --------
(1) No shares of BANC ONE Preferred Stock are beneficially owned by any BANC ONE director or executive officer, except for the 600 shares of BANC ONE Preferred Stock owned by one executive officer and constituting less than 1% of all the outstanding shares of BANC ONE Preferred Stock.
(2) Includes options, which were, or within 60 days became, exercisable to purchase 457,961 shares of BANC ONE Common Stock, but does not include options to purchase 1,157,079 shares of BANC ONE Common Stock which options are not presently exercisable. Includes 545,037 shares of BANC ONE Common Stock awarded as restricted stock which may be voted by the recipients.
(3) Directors and executive officers of BANC ONE, individually and in the aggregate, beneficially own less than 1% of the outstanding shares of BANC ONE Common Stock.
(4) Excludes options on 198,439 shares which were not exercisable on or within 60 days of January 1, 1995. Includes restricted stock awards for 78,989 shares of BANC ONE Common Stock which may be voted by Mr. McWhorter.
(5) Excludes options on 73,101 shares which were not exercisable on or within 60 days of January 1, 1995. Includes restricted stock awards for 35,247 shares which may be voted by Mr. Hoaglin and exercisable options on 7,487 shares of BANC ONE Common Stock.
(6) Excludes options on 72,069 shares which were not exercisable on or within 60 days of January 1, 1995. Includes restricted stock awards for 28,098 shares which may be voted by Mr. Barnette and exercisable options on 16,804 shares of BANC ONE Common Stock.

                     APPROVAL OF 1995 STOCK INCENTIVE PLAN

  Subject to shareholder approval, on January 24, 1995, the Board of Directors adopted the BANC ONE CORPORATION 1995 Stock Incentive Plan (the "1995 Plan"). The Board of Directors believes that in order to attract, retain and reward valuable personnel, it is important for BANC ONE to adopt a more flexible, long-term, stock-based incentive plan, which is both competitive with, and responsive to, rapidly changing financial services industry standards. In recent years, innovative and sophisticated types of incentive awards have been created and utilized by other companies to enhance the effectiveness of their compensation programs. The 1995 Plan will provide BANC ONE with the ability to devise incentive programs which are responsive to the demands of the marketplace without unduly diluting shareholder interests.

  The 1995 Plan authorizes the grant of any of the following awards (hereinafter "Employee Awards") to employees of BANC ONE or its subsidiaries ("Employees"): (i) stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Code ("nonqualified stock options"); (ii) incentive stock options; (iii) stock appreciation rights ("SARs"); (iv) restricted shares or units; (v) performance shares or units;
(vi) Performance Stock Awards (as defined below); (vii) dividend or equivalent rights; and (vii) other similar stock-based types of grants based in whole or in part by reference to BANC ONE Common Stock, any of which may be granted on a stand alone, combination or tandem basis. The 1995 Plan also authorizes the automatic grant of nonqualified stock options ("Director Stock Options") to non-employee Directors ("Eligible Directors") upon the terms and conditions set forth in the 1995 Plan.

  The description of the 1995 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1995 Plan, a copy of which is attached hereto as Annex I.

PURPOSE

  The 1995 Plan is intended to provide incentives and rewards for Employees and Eligible Directors (i) to support the execution of BANC ONE's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees and Eligible Directors with those of BANC ONE's shareholders.

ADMINISTRATION

  The 1995 Plan will be administered by the Committee. In administering the 1995 Plan, the Committee will determine, among other things (i) the Employees to whom grants of Employee Awards will be made; (ii) the type of Employee Award; (iii) the grant terms of an Employee Award including, but not limited to, vesting schedule, grant price, performance standards, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives, such as cash, stock, contingent awards or other means of payment consistent with the purposes of the 1995 Plan, and (iv) such other terms and conditions as the Committee deems appropriate. The Committee may designate other persons to carry out its responsibilities under such conditions and limitations as it may set, other than its authority with regard to awards granted to employees who are officers or directors of BANC ONE subject to the reporting requirements of Section 16 of the Exchange Act ("Reporting Persons").

PARTICIPATION

  The Committee may grant Employee Awards under the 1995 Plan to any Employee. In practice, Employee Awards are made to a group of approximately 450 management Employees. The 1995 Plan provides that in any year the total number of shares of BANC ONE Common Stock as to which awards may be granted to any participant may not exceed one-half of one percent of the outstanding BANC ONE Common Stock as reported in BANC ONE's Annual Report on Form 10-K for the year ending immediately prior to such year; however, the total number of shares of BANC ONE Common Stock available for grants of restricted shares to be issued pursuant to Performance Stock Awards in any year shall not exceed one eighth of one percent of the outstanding BANC ONE Common Stock as so reported. For 1995, based upon the number of outstanding shares of BANC ONE Common Stock at year-end 1994, a maximum of 2,044,928 shares of BANC ONE Common Stock are available for grant to any participant under the 1995 Plan, of which 1,022,464 shares may be awards of restricted shares. Of the maximum number of restricted shares which may be awarded in 1995, 511,232 may be issued as Performance Stock Awards.

  Eligible Directors are entitled to participate in the 1995 Plan solely with respect to the grant of Director Stock Options and may not receive any other awards under the 1995 Plan. The selection of Eligible Directors is not subject to the discretion of the Committee. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.

SHARES AVAILABLE FOR ISSUANCE

  The stock subject to the provisions of the 1995 Plan shall either be shares of authorized but unissued BANC ONE Common Stock, shares of BANC ONE Common Stock held as treasury stock or previously issued shares of BANC ONE Common Stock reacquired by BANC ONE, including shares purchased on the open market.

  The 1995 Plan provides that in any year the total number of shares of BANC ONE Common Stock as to which awards may be granted may not exceed one percent of the outstanding BANC ONE Common Stock as reported in BANC ONE's Annual Report on Form 10-K for the year ending immediately prior to such year; however, the total number of shares of BANC ONE Common Stock available for grants of restricted and performance shares (including restricted shares to be issued pursuant to Performance Stock Awards) in any year shall not exceed one fourth of one percent of the outstanding BANC ONE Common Stock as so reported. The 1995 Plan provides that there shall be carried forward and be available for awards under the 1995 Plan in each succeeding year, in addition to shares of BANC ONE Common Stock available for grant as described in the preceding sentence, all of the following: (i) any unused portion of the limit set forth in the preceding sentence for the two immediately preceding years; (ii) shares of BANC ONE Common Stock represented by awards under the 1995 Plan which are cancelled, forfeited, surrendered, terminated or expire unexercised during the current or two immediately preceding years; (iii) the excess amount of variable awards under the 1995 Plan which become fixed at less than their maximum limitations; (iv) authorized shares of BANC ONE Common Stock as to which stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards were not granted under the BANC ONE CORPORATION 1989 Plan; and (v) shares of BANC ONE Common Stock under the 1989 Plan subject to stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards which are cancelled, forfeited, surrendered, terminated or expire unexercised during the current or two immediately preceding years.

  For 1995, 4,089,856 shares of BANC ONE Common Stock will be available for grant under the 1995 Plan, together with those shares remaining available for grant under the 1989 Plan and those shares subject to grants under the 1989 Plan which are cancelled, forfeited, surrendered, terminated or expire unexercised during the current or two immediately preceding years. As of January 1, 1995, approximately 1,994,503 shares were available for grant, and 8,662,500 shares were subject to grants under the 1989 Plan. BANC ONE anticipates that, in the event of shareholder approval of the 1995 Plan, grants of shares of BANC ONE Common Stock will be made in 1995 in an amount substantially less than the maximum permitted for the year.

  For purposes of calculating the total number of shares of BANC ONE Common Stock available for grants of awards, the grant of a performance or restricted share unit award is deemed to be equal to the maximum number of shares of BANC ONE Common Stock which may be issued under the award, and where the value of an award is variable on the date it is granted, the value is deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of BANC ONE Common Stock available for awards granted under the 1995 Plan.

STOCK OPTIONS

  The Committee may grant a stock option to an Employee in the form of an incentive stock option or a nonqualified stock option. The exercise period for any stock option granted will be determined by the Committee at the time of grant. The exercise price per share of BANC ONE Common Stock covered by a stock option may not be less than the fair market value of a share of BANC ONE Common Stock on the date of grant. The exercise price is payable, at the Committee's discretion, in cash, in shares of already owned BANC ONE Common Stock or in any combination of cash and shares. Each option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

STOCK APPRECIATION RIGHTS

  SARs may be granted independently of any stock option or in tandem with all or any part of a stock option granted under the 1995 Plan, upon such terms and conditions as the Committee may determine. Upon exercise, a SAR entitles a participant to receive the excess of the fair market value of a share of BANC ONE Common Stock on the date the SAR is exercised over the fair market value of a share of BANC ONE Common Stock on the date the SAR was granted. The Committee will determine whether the SAR shall be settled in cash, BANC ONE Common Stock or a combination of cash and BANC ONE Common Stock.

RESTRICTED AND PERFORMANCE SHARES

  Subject to the limitations of the 1995 Plan, the Committee may grant restricted or performance shares to Employees. Restricted and performance shares are shares of BANC ONE Common Stock that are subject to restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine. Restricted shares and performance shares may be voted by the recipient who is also entitled to receive dividends thereon unless the Committee otherwise determines. Dividends may be paid in cash or in additional restricted or performance shares. Restricted and performance shares are legended and deposited with BANC ONE until the end of the restricted period.

RESTRICTED AND PERFORMANCE SHARE UNITS

  Subject to the limitations of the 1995 Plan, the Committee may grant restricted or performance share units to Employees. Restricted and performance share units are fixed or variable share or dollar denominated units subject to conditions of vesting, performance and time of payment as the Committee may determine, which may be paid in shares of BANC ONE Common Stock, cash or a combination of both.

DIVIDEND OR EQUIVALENT RIGHTS

  Subject to the limitations of the 1995 Plan, the Committee may grant dividend or equivalent rights with respect to any new or previously existing Employee Award. Dividend or equivalent rights are rights to receive dividends or their equivalent in value in shares of BANC ONE Common Stock, cash or in a combination of both.

PERFORMANCE STOCK AWARDS

  The 1995 Plan provides for the grant to Employees of rights to receive restricted shares that are not to be issued to the Employee until after the end of the related performance period, subject to satisfaction of the Performance Goals (as defined below) for such period of time as is designated by the Committee ("Performance Stock Awards").

  For purposes of the 1995 Plan, "Performance Goals" means, with respect to any performance period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such performance period or performance goals based on any of the following criteria and established by the Committee after the beginning of such performance period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works, or may be based on the performance of BANC ONE generally.

  Performance Stock Awards may be granted to Employees either alone or in addition to other Employee Awards granted under the 1995 Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any performance period, the duration of the applicable performance period, the number of restricted shares to be awarded at the end of a performance period to Employees if the Performance Goals are met or exceeded and the other terms and conditions of the Performance Stock Award.

  After the end of a performance period, the financial performance of BANC ONE during such performance period shall be measured against the Performance Goals. If the Performance Goals are not met, no restricted shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of restricted shares to be issued under each Performance Stock Award in accordance with the related award agreement.

  The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of restricted shares to be issued under a Performance Stock Award. For purposes of the 1995 Plan, "Negative Discretion" means other factors to be applied by the Committee in reducing the number of restricted shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of BANC ONE and its shareholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Employee in advance of the Performance Period, and competitive pay practices.

  To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of BANC ONE through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

OTHER STOCK-BASED AWARDS

  The Committee may grant other types of awards of BANC ONE Common Stock, or awards based in whole or in part by reference to BANC ONE Common Stock ("Other Stock-based Awards"). The Committee shall determine the time at which grants of such Other Stock-based Awards are to be made, the size of such awards, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

DIRECTOR STOCK OPTIONS

  Each person who is first elected or appointed to serve as a Director after the effective date of the 1995 Plan and who is an Eligible Director shall, upon such person's initial appointment or election as an Eligible Director, automatically be granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $100,000 on the date the Director Stock Options are granted. Commencing immediately after the adjournment of the Annual Meeting and immediately after the adjournment of the BANC ONE annual meeting each year thereafter, each Eligible Director who was an Eligible Director immediately preceding such annual meeting and who has been elected as a director at such annual meeting shall automatically be granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $60,000 on the date the Director Stock Options are granted if, but only if, the return on common equity of BANC ONE as set forth in BANC ONE's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%.

  Each Director Stock Option shall become exercisable on and after the first anniversary of the date of the grant. Director Stock Options shall have an exercise price that is equal to the fair market value of BANC ONE Common Stock on the date of grant. The option price upon exercise of any Director Stock Option shall be paid to BANC ONE in full either in cash, in shares of already owned BANC ONE Common Stock or in any combination of cash or shares. No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant. However, if an Eligible Director ceases to be an Eligible Director for any reason, all Director Stock Options which are otherwise exercisable shall terminate on the earlier of three years after such cessation date or the expiration date, whichever first occurs.

ASSIGNMENT

  Except to the extent, if any, as may be permitted by the Code and rules promulgated under Section 16 of the Exchange Act, (i) no award under the 1995 Plan shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and (ii) during the lifetime of a participant, the award shall be exercisable only by such participant or such participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order.

ADJUSTMENTS

  The 1995 Plan provides that the aggregate number of shares of BANC ONE Common Stock as to which awards may be granted to participants, the number of shares thereof covered by each outstanding award, and the price per share thereof in each such award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of BANC ONE Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

CHANGE OF CONTROL

  If there is a change of control (as defined in the 1995 Plan) of BANC ONE, the following (a) may, in the sole discretion of the Committee, occur with respect to any Employee Awards outstanding as of such change of control and (b) shall occur with respect to any Director Stock Options outstanding as of such change of control: (i) the time period for exercising or realizing and all vesting periods of awards will be accelerated, all restrictions will lapse and all performance standards will be deemed to have been attained; (ii) performance shares or performance units will be paid entirely in cash; (iii) with respect to stock options, during the 60-day period following a change of control, a participant may elect to receive, in lieu of shares of BANC ONE Common Stock, cash equal to the excess of the fair market value of the shares of BANC ONE Common Stock over the price at which the option was exercisable;
(iv) all awards become noncancellable; and (v) if a participant's employment terminates for any reason other than retirement or death following a change of control, stock options held by the participant may be exercised until the earlier of three months after the termination date or the normal expiration date of the stock options.

GRANTS TO REPORTING PERSONS

  With respect to Reporting Persons, and if required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of BANC ONE Common Stock by the participant for at least six months from the date of grant, and (ii) shares of BANC ONE Common Stock acquired pursuant to the 1995 Plan (other than shares of BANC ONE Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

AMENDMENTS AND TERMINATION

  The Board of Directors may at any time terminate and, from time to time, may amend or modify the 1995 Plan. Any such action of the Board of Directors may be taken without the approval of BANC ONE's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation. There is no set termination date for the 1995 Plan.

  Except to the extent, if any, as may be permitted by rules promulgated under
Section 16 of the Exchange Act, the provisions of the 1995 Plan relating to the amount, price and timing of Director Stock Options may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the 1995 Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 1995, and regulations promulgated thereunder as of such date.

  Nonqualified Stock Options. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the 1995 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of BANC ONE Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

  BANC ONE is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

  Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If shares of BANC ONE Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the 1995 Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to BANC ONE for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

  If shares of BANC ONE Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) BANC ONE will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as short-term capital gain or loss, as the case may be, and will not result in any deduction by BANC ONE.

  If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

  Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the 1995 Plan. Upon the exercise of a SAR, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of BANC ONE Common Stock received upon exercise. Shares of BANC ONE Common Stock received on the exercise of a SAR will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

  BANC ONE is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of a SAR.

  Restricted and Performance Shares; Performance Stock Awards. Similar to SARs, awards of restricted or performance shares will not result in taxable income to the Employee or a tax deduction to BANC ONE for Federal income tax purposes at the time of grant. A recipient of restricted or performance shares generally will be subject to tax at ordinary income rates on the fair market value of the BANC ONE Common Stock at the time the restricted or performance shares are no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted or performance shares as if such shares were unrestricted and could be sold immediately. If the restricted or performance shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted or performance shares on the date of the grant as if such shares were then unrestricted and could be sold immediately.

  The award of a Performance Stock Award will not result in taxable income to the Employee or a tax deduction to BANC ONE for Federal income tax purposes at the time of grant. A recipient of a Performance Stock Award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted and performance shares as described above.

  BANC ONE is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the lapse of restrictions on an award of restricted or performance shares or a Performance Stock Award.

  Restricted and Performance Share Units, Dividend or Equivalent Rights and Other Stock-based Awards. The Federal income tax consequence of restricted and performance share units, dividend or equivalent rights and Other Stock-based Awards will depend on how such awards are structured. Generally, BANC ONE will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that such awards will usually result in compensation income to the recipient in some amount. However, some forms of such awards may not result in any compensation income to the recipient or any income tax deduction for BANC ONE.

  Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of BANC ONE in the year for which a deduction is claimed by BANC ONE (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of BANC ONE to claim a deduction for compensation paid to any other executive officer or employee of BANC ONE (including its subsidiaries) is not affected by this provision.

  BANC ONE has structured the 1995 Plan so that any compensation for which BANC ONE may claim a deduction in connection with the exercise of nonqualified stock options and SARs, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and the lapse of restrictions on restricted shares received pursuant to Performance Stock Awards will be performance-based within the meaning of Section 162(m) of the Code. All other awards under the 1995 Plan are not performance-based and therefore any amounts for which BANC ONE may claim a deduction will be subject to the limitations on deductibility in Section 162(m) of the Code.

EFFECT ON 1989 STOCK INCENTIVE PLAN

  Contingent upon shareholder approval of the 1995 Plan, the 1989 Stock Incentive Plan was terminated by the Board of Directors effective April 17, 1995. Outstanding awards under the 1989 Plan will remain in effect under the terms of their respective grants.

NEW PLAN BENEFITS

  As described above, the selection of the Employees who will receive awards under the 1995 Plan, if it is approved by shareholders, and the size and type of awards is generally to be determined by the Committee in its discretion. No awards have been made under the 1995 Plan, nor are any such awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of Employees in 1995.

  For the year 1995, the Committee has established a performance matrix for the grant of Restricted Share Awards applicable to BANC ONE's Chairman and President which incorporates performance thresholds requiring a return on assets of not less than 1.15% for the year and no decrease in earnings from the previous year. Based upon these performance goals, no Restricted Share awards would have been paid in 1994 to the Chairman and President under the 1995 Plan.

  The participation of Eligible Directors in the 1995 Plan is limited to certain automatic grants of Director Stock Options. If the 1995 Plan is approved by shareholders, on and after the date of the 1995 Annual Meeting, each person elected or appointed to the Board for the first time will receive an automatic grant of Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $100,000 on that date. Additionally, because BANC ONE's return on common equity for calendar year 1994 was in excess of 10%, each incumbent Eligible Director who is elected at the Annual Meeting will receive a grant of Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $60,000 on the date of the Annual Meeting.

  As indicated above, no determination has been made as to the nature and amount of any awards which may be granted in the future under the 1995 Plan if it is approved by shareholders. However, in 1994, stock options were granted under the 1989 Plan to the named executive officers as set forth on the table on page 12 entitled "Option Grants in Last Fiscal Year." Also during 1994, the Committee granted stock options under the 1989 Plan for 533,281 shares to all executive officers as a group at a weighted average exercise price of $32.25 per share, 1,438,896 shares to non-executive officer employees as a group at a weighted average exercise price of $32.25 per share and 13,000 shares to non-executive officer directors at a weighted average exercise price of $32.52 per share. The Committee has made no determination regarding the award of restricted stock grants under the 1995 Plan. However, in 1994, the Committee granted restricted stock grants under the 1989 Plan for an aggregate of 271,785 shares to non-executive officer employees and 69,849 shares to executive officers. The only executive officers among those set forth on the table appearing on page 10 to receive restricted stock awards were Messrs. Lehmann, Hoaglin and Barnette in the amounts as set forth in the table appearing on page 10 entitled "Summary Compensation Table."

MISCELLANEOUS

  The closing price per share of BANC ONE Common Stock on February 24, 1995, as reported in The Wall Street Journal, was $29.75.

  Approval of the 1995 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of BANC ONE Common Stock.

  FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1995 PLAN.

                     APPROVAL OF AMENDMENT OF THE 1994 KEY
                EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN

  In 1994, BANC ONE adopted, and shareholders approved, the 1994 EMIC Plan. The 1994 EMIC Plan has been designed so as to preserve the full tax deductibility of amounts payable under the 1994 EMIC Plan in conformance with Section 162(m) of the Code and the regulations promulgated thereunder.

  In light of recent proposed amendments to the proposed regulations promulgated under Section 162(m), and to provide the Committee the flexibility to establish performance thresholds and targets which are in the best interests of BANC ONE, the Board of Directors recommends that BANC ONE's shareholders approve the amendments to the 1994 EMIC Plan.

  The proposed regulations under Section 162(m) were recently amended to clarify that a maximum dollar limit payable to any one participant under the 1994 EMIC Plan must be established if an award is based on a percentage of salary. Accordingly, this amendment to the 1994 EMIC Plan (the "Amended EMIC Plan") provides that the maximum amount which any one participant may receive in any one year under the Amended EMIC Plan is $3,000,000.

  Amounts payable to participants under the Amended EMIC Plan will be based upon the achievement of performance objectives or goals approved by the Committee, which is comprised solely of outside directors of BANC ONE. The performance objectives or goals applicable for each fiscal year under the Amended EMIC Plan will be established by the Committee, in writing, within the time period required by Section 162(m). The performance measures which will be used to determine the amount of the incentive bonus awards for each such performance period under the Amended EMIC Plan will be chosen from among: (i) earnings growth and (ii) return on assets.

  To provide flexibility to the Committee to determine the targeted awards levels with respect to any performance period, the amount of awards payable under the Amended EMIC Plan will be calculated based on the attainment of the applicable performance goals established by the Committee, in its sole discretion, in the manner and within the time period required by Section 162(m). Pursuant to this amendment, such performance goals and corresponding payment schedules may change from year to year at the sole discretion of the Committee.

  The description set forth herein of the Amended EMIC Plan is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended EMIC Plan, a copy of which is attached hereto as Annex II.

AMENDED EMIC PLAN BENEFITS

  No determination has been made as to the amount of any compensation which will be paid in the future to the Chairman or President of BANC ONE under the Amended EMIC Plan if it is approved by shareholders. During 1994, no payments were made to any person under the 1994 EMIC Plan. The Committee has, for the year 1995, adopted performance goals which have been incorporated into a performance matrix which require a return on assets of not less than 1.15% and no decrease in earnings from the previous year. Based upon the 1995 performance goals, no award would have been payable in 1994 under the Amended EMIC Plan.

MISCELLANEOUS

  Approval of amendments to the 1994 EMIC Plan requires the affirmative vote of a majority of the outstanding shares of BANC ONE Common Stock.

  FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF AMENDMENT OF THE 1994 EMIC PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Coopers & Lybrand, which has served as independent certified public accountants to BANC ONE since its formation, has been selected by the Board of Directors to serve in that capacity in 1995. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders in order to respond to questions and to make any other statement he deems appropriate.

                         SHAREHOLDER PROPOSALS FOR 1996

  In order for shareholder proposals to be considered for presentation at the 1996 Annual Meeting of Shareholders, such proposals must be received by BANC ONE not later than November 10, 1995.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

  BANC ONE's Regulations provide that shareholder nominations for election as directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be delivered to or mailed and received by the Secretary of BANC ONE at 100 East Broad Street, Columbus, Ohio 43271 not less than 60 or more than 90 days prior to BANC ONE's Annual Meeting; provided, however, that if the Annual Meeting is called and less than 75 days prior public disclosure of the date of the meeting is given, timely notice by the shareholder must be delivered to or mailed and received by the Secretary of BANC ONE at the above address not later than the close of business on the earlier of the 15th day following the day on which public disclosure of the date of the meeting was made or the 15th day following the date that notice of the meeting was mailed. BANC ONE's Annual Meeting is traditionally held on the third Tuesday of April of each year. A shareholder's notice of director nominations must contain certain information required by the Regulations of BANC ONE. Copies of the Regulations are available upon request made to the Secretary of BANC ONE at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in BANC ONE's proxy materials for a meeting of shareholders.

                                 OTHER BUSINESS

  As of the date of the Proxy Statement, the Board of Directors and management are not aware of any other matter which will come before the Annual Meeting of Shareholders. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons entitled to vote the shares represented by such proxy discretionary authority to vote the same with regard to any other matter in accordance with their best judgment in the interest of BANC ONE.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY PRIOR TO ITS BEING VOTED.

By Order of the Board of Directors


/s/ Roman J. Gerber
- ------------------------
Roman J. Gerber
Executive Vice President
and Secretary

Columbus, Ohio
March 8, 1995

                                                                         ANNEX I

                              BANC ONE CORPORATION
                           1995 STOCK INCENTIVE PLAN

1. PURPOSE

  The purpose of the BANC ONE CORPORATION 1995 Stock Incentive Plan is to provide incentives and rewards for Employees and Eligible Directors of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees and Eligible Directors with those of the Corporation's shareholders.

2. DEFINITIONS

  "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code and Director Stock Options), stock appreciation rights, restricted and performance shares, restricted and performance share units, Performance Stock Awards, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

  "Award Agreement" means a written agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

  "Board" means the Board of Directors of the Corporation.

  "Change of Control" shall have the meaning specified in Section 12(b).

  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" means the Committee appointed by the Board, each member of which shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.

  "Common Stock" means the common stock of the Corporation, without par value.

  "Corporation" means BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956 headquartered in Columbus, Ohio.

  "Director Stock Option" means the right, granted to an Eligible Director, to purchase Common Stock at a stated price for a specified period of time. Each Director Stock Option shall be a nonqualified stock option whose grant is not intended to comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

  "Eligible Director" means any statutory director of the Corporation who is not an employee of the Corporation or any Subsidiary.

  "Employee" means an employee of the Corporation or a Subsidiary.

  "Employee Award" means an Award (other than a Director Stock Option) to an Employee under this Plan.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions; provided, however, that the Committee may specify some other definition of Fair Market Value with respect to any particular Employee Award.

  "Negative Discretion" means other factors to be applied by the Committee in reducing the number of restricted shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Corporation and its shareholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Employee in advance of the Performance Period, and competitive pay practices.

  "Participant" means an Employee or an Eligible Director who has been granted an Award under this Plan.

  "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Corporation generally.

  "Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

  "Performance Stock Award" shall have the meaning specified in Section 6(g).

  "Plan" means this BANC ONE CORPORATION 1995 Stock Incentive Plan.

  "Plan Year" means a twelve-month period beginning with January 1 of each year.

  "Reporting Person" means an officer or director of the Corporation subject to the reporting requirements of Section 16 of the Exchange Act.

  "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

  (a) Any Employee selected by the Committee is eligible to receive an Employee Award.

  (b) Eligible Directors are entitled to participate in this Plan solely with respect to the grant of Director Stock Options and may not receive any other Awards under this Plan. The selection of Eligible Directors is not subject to the discretion of the Committee. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.

4. PLAN ADMINISTRATION

  (a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

  (b) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Reporting Persons.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

  (a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Corporation, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 11, and subject to
Section 5(d), (i) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of restricted and performance shares) in any Plan Year shall not exceed one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year and (ii) the total number of shares of Common Stock available for grants of restricted and performance shares (including restricted shares to be issued pursuant to Performance Stock Awards) in any Plan Year shall not exceed one fourth of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on form 10-K for the fiscal year ending immediately prior to such Plan Year.

  (b) Subject to adjustment in accordance with Section 11, and subject to
Section 5(a), (i) the total number of shares of Common Stock available for grants of Awards in any Plan Year to any Participant shall not exceed one half of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year and (ii) the total number of shares of Common Stock available for grants of restricted shares to be issued pursuant to Performance Stock Awards in any Plan Year to any Employee shall not exceed one eighth of one percent of the outstanding Common Stock as reported in the Corporation's Annual Report on form 10-K for the fiscal year ending immediately prior to such Plan Year.

  (c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, (i) the grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award and (ii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan.

  (d) There shall be carried forward and be available for Awards under this Plan in each succeeding Plan Year, in addition to shares of Common Stock available for grant under paragraph (a) of this Section 5, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for the two immediately preceding Plan Years; (ii) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered, terminated or expire unexercised during that Plan Year or the two immediately preceding Plan Years; (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations; (iv) authorized shares of Common Stock as to which stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards were not granted under the BANC ONE CORPORATION 1989 Stock Incentive Plan; and (v) shares of Common Stock under the BANC ONE CORPORATION 1989 Stock Incentive Plan subject to stock options, stock appreciation rights, restricted stock awards, performance shares or performance awards which have been cancelled, forfeited, surrendered, terminated or expire unexercised during that Plan Year or the two immediately preceding Plan Years.

6. EMPLOYEE AWARDS UNDER THIS PLAN

  As the Committee may determine, the following types of Employee Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

  (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

  (b) Incentive Stock Option. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

  (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

  (d) Restricted and Performance Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

  (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment as the Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

  (f) Dividend Or Equivalent Right. A right to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both with respect to any new or previously existing Employee Award.

  (g) Performance Stock Awards. A right, granted to an Employee, to receive restricted shares (as defined in Section 6(d) hereof) that are not to be issued to the Employee until after the end of the related Performance Period, subject to satisfaction of the Performance Goals for such Performance Period.

  (h) Other Common Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Employee Awards set forth in this Section 6.

  In addition to granting Employee Awards for purposes of incentive compensation, Employee Awards may also be made in tandem with or in lieu of current or deferred Employee compensation.

7. PERFORMANCE STOCK AWARDS.

  (a) Administration. Performance Stock Awards may be granted to Employees either alone or in addition to other Employee Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of restricted shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

  (b) Payment of Award. After the end of a Performance Period, the financial performance of the Corporation during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no restricted shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of restricted shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of restricted shares to be issued under a Performance Stock Award.

  (c) Requirement of Employment. To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of the Corporation through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8. DIRECTOR STOCK OPTIONS

  Subject to the provisions of Section 5, Director Stock Options shall be granted to Eligible Directors as provided in this Section 8 and the Committee shall have no discretion with respect to any matters set forth in this Section 8.

  (a) Vesting. Each Director Stock Option shall become exercisable on and after the first anniversary of the date of the grant.

  (b) Number of Shares. Director Stock Options shall be granted as follows:

    (i) Each person who is first elected or appointed to serve as a director of the Corporation after the effective date of this Plan and who is an Eligible Director shall, upon such person's initial appointment or election as an Eligible Director, automatically be granted Director Stock Options for that number of shares of Common Stock having a Fair Market Value of $100,000 on the date the Director Stock Options are granted; and

    (ii) Commencing immediately after the adjournment of the Corporation's annual meeting of shareholders (an "Annual Meeting") in 1995 and immediately after the adjournment of the Annual Meeting each year thereafter, each Eligible Director who was an Eligible Director immediately preceding such Annual Meeting and who has been elected as a director at such Annual Meeting shall automatically be granted Director Stock Options for that number of shares of Common Stock having a Fair Market Value of $60,000 on the date the Director Stock Options are granted if, but only if, the return on common equity of the Corporation as set forth in the Corporation's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%.

  (c) Option Price. Each Director Stock Option shall have an option price ("Option Price") that is equal to the Fair Market Value of the Common Stock on the date the Director Stock Option is granted.

  (d) Duration of Options. No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant.

  (e) Payment. The Option Price upon exercise of any Director Stock Option shall be payable to the Corporation in full either (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits, (ii) through the delivery or deemed delivery based on attestation of ownership of shares of Common Stock with a Fair Market Value at the time of exercise equal to the total Option Price or (iii) by a combination of the methods described in items
(i) and (ii) above.

  (f) Termination of Director Stock Options. If an Eligible Director ceases to be an Eligible Director for any reason, the rights under any then outstanding Director Stock Option granted pursuant to this Plan which are exercisable as of the date such person ceases to be an Eligible Director shall terminate upon the date determined as provided in Section 8(d), above, or three years after such cessation date, whichever first occurs. Any then outstanding Director Stock Option granted to such Eligible Director which is not exercisable as of the date such person ceases to be an Eligible Director shall terminate on and as of such date.

9. OTHER TERMS AND CONDITIONS

  (a) Assignability. Except to the extent, if any, as may be permitted by the Code and rules promulgated under Section 16 of the Exchange Act, (i) no Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and (ii) during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order.

  (b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

  (c) Rights As A Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee (which, for purposes of this Plan, shall include any third party agent selected by the Committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

  (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

  (e) Payments by Participants. The Committee may determine that Employee Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and
(ii) above; or (iv) by such other methods as the Committee may deem appropriate.

  (f) Tax Withholding. The Corporation shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Reporting Persons are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six months of the grant of the award; and (ii) the election must be made either (A) six months or more prior to the Tax Date or (B) during a period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

  (g) Restrictions On Sale and Exercise. With respect to Reporting Persons, and if required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

  (h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuer of shares of Common Stock pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements.

10. AMENDMENTS

  (a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Corporation's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act.

  (b) Except to the extent, if any, as may be permitted by rules promulgated under Section 16 of the Exchange Act, the provisions of this Plan relating to the amount, price and timing of Director Stock Options may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

  (c) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant.

11. RECAPITALIZATION

  The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

12. NO RIGHT TO EMPLOYMENT

  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiary.

13. CHANGE OF CONTROL

  (a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following (i) may, in the sole discretion of the Committee, occur with respect to any and all Employee Awards outstanding as of such Change of Control and
(ii) shall occur with respect to any and all Director Stock Options outstanding as of such Change of Control:

    (i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Agreement;

    (ii) performance shares or performance units shall be paid entirely in cash;

    (iii) upon exercise of a stock option or an incentive stock option (collectively, an "Option") during the 60-day period from and after the date of a Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is a Reporting Person, such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 13(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph
  (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

    (iv) if a Participant's employment terminates for any reason other than retirement or death following a Change of Control, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options; and

    (v) all Awards become non-cancellable.

  (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

    (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that any acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

    (ii) individuals who, as of January 1, 1995, constitute the Board as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

    (iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

14. GOVERNING LAW

  To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Ohio.

15. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

16. SAVINGS CLAUSE

  This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

17. EFFECTIVE DATE AND TERM

  The effective date of this Plan is April 17, 1995 subject to its approval by the Corporation's shareholders at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board. This Plan shall remain in effect until terminated by the Board.

                                                                        ANNEX II

                              BANC ONE CORPORATION

       AMENDED 1994 KEY EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN

SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

  1.1 Establishment. BANC ONE CORPORATION (the "CORPORATION") hereby establishes the "Amended 1994 Key Executive Management Incentive Compensation Plan" (the Plan) for the Chairman and the President of the CORPORATION.

  1.2 Purpose. The purpose of the Plan is to promote the interest of the CORPORATION and its shareholders by strengthening its ability to attract and retain executive key management talent and to motivate superior levels of performance.

  1.3 Effective Date. The Plan is amended effective as of January 1, 1995, by action of the Personnel and Compensation Committee of the CORPORATION (the "Committee") on January 23, 1995, subject to the approval of the amendment by the shareholders of the CORPORATION prior to the payment of any awards for the year 1995. The Plan was originally established on December 23, 1993 by the Committee and approved by shareholders on April 19, 1994.

SECTION 2. PLAN ADMINISTRATION

  2.1 Plan Administration. The Plan is administered by the Personnel and Compensation Committee of the Board of Directors of the CORPORATION. Its findings and determinations regarding this Plan are official and final.

SECTION 3. DEFINITIONS

  3.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

    (a) "Award" means the cash amount payable upon the achievement of performance goals as established by the Committee as authorized by the Plan.

    (b) "Committee" means the committee appointed by the Board of Directors of the CORPORATION to administer the Plan. The Committee shall consist of two (2) or more outside directors as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time.

    (c) "CORPORATION" means BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956, headquartered in Columbus, Ohio.

    (d) "Disability" means disability as determined by the Committee in good faith upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

    (e) "Plan Year" means the one year period beginning January 1 and ending on December 31 of each calendar year.

  3.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 4. ELIGIBILITY AND PARTICIPATION

  4.1 Eligibility and Participation. Participation in the Plan is limited to the employees holding the positions of Chairman and President of the CORPORATION. Participation may be revoked at any time by the Committee. An employee whose participation is revoked will be notified, in writing, of such revocation as soon as practicable following such action. An individual who becomes eligible to participate in the Plan during the Plan Year may be approved by the Committee for a partial year of participation. In such case, the participant's award shall be prorated based on the number of full months of participation.

SECTION 5. AWARD DETERMINATION

  5.1 Target Award Level. Target Award levels are expressed in terms of a percentage of Base Pay. Base Pay is the salary earned while participating in the Plan in a designated Plan Year. The Target Award levels for the Chairman and President, respectively, will be established by the Committee from year to year pursuant to the provisions of this Plan within the time period required by
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 162(m)").

  5.2 Maximum Award Level. The maximum amount payable under the Plan is defined as a percentage of the Target Award as established by the Committee for a designated Plan Year within the time period required by Section 162(m); provided, however, that the maximum payment for any one Plan Year hereunder to any participant under the Plan is $3,000,000.

  5.3 Corporate Performance Measure. The Corporate Performance Thresholds for a Plan Year shall be established by the Committee within the time period required by Section 162(m) and shall be based upon the achievement of designated performance objectives or goals. The performance measures to be used to establish such objectives or goals shall be (i) earnings growth for the CORPORATION for the Plan Year as compared with the prior year and (ii) Return on Assets of the CORPORATION for the Plan Year as compared with the previous year. The established performance thresholds as established by this Committee based on such goals or objectives must be met by the CORPORATION prior to any incentive awards being paid. A performance matrix specifying the actual award payments for the Plan Year as a percentage of Target Award Level will be established by the Committee based upon the goals established for the Plan Year. The matrix will determine the award payment.

  5.4 Payment of Awards. At the end of each Plan Year, awards will be computed for each participant. Award amounts may vary above or below the Target Award level based on the determination of Corporate performance results. Payment of Awards will be made in cash, subject to applicable tax withholding, as soon as practicable after the achievement of performance measures and other material terms of the Plan is certified, and individual awards are approved, by the Committee, provided, however that the Committee may in its sole discretion reduce individual awards determined by the performance matrix.

  5.5 Modification, Amendment, and Termination of the Plan. The Plan may be modified, amended, or terminated at any time by the Board of Directors of the CORPORATION and, if and as applicable, the shareholders. The existence of the Plan does not obligate or bind the CORPORATION to pay an award to any participant (or beneficiary) nor does any participant (or beneficiary) attain any vested, non-forfeitable right to an award until the award has been finalized and approved for payment by the Committee.

SECTION 6. TERMINATION OF EMPLOYMENT

  6.1 Termination of Employment. In the event a participant's employment is terminated due to death or Disability, the participant's award will be reduced to reflect the partial year of participation. This reduction will be determined by multiplying the award by a fraction, the numerator of which is the Participant's total months of participation in the current Plan Year through the date of termination rounded up to whole months, and the denominator of which is twelve (12). The participant's award will be paid as soon as practicable following the end of the Plan Year and after the attainment of the Performance Measures is

         [MAP OF LOCATION OF BANC ONE ANNUAL MEETING OF SHAREHOLDERS]

  Please be sure to bring your Parking Ticket from the Columbus Convention Center Garage, North Lot or East Lot for free parking validation at the Welcome Desks on April 18, 1995.

                                     NOTICE

                        ADMITTANCE TO THE ANNUAL MEETING

  In order to accommodate our shareholders, admission to the Annual Meeting must be limited to shareholders, proxies, press and meeting staff. Two Welcome Desks will be set up to greet meeting attendees. If you hold stock in your own name, please proceed to the RECORD HOLDER Welcome Desk when you arrive. If you hold stock through a bank, broker or otherwise, please proceed to the STREET NAME Welcome Desk and please be prepared to furnish an account statement from your bank or broker, a copy of a proxy card mailed to you, or other proof of ownership of BANC ONE Common Stock. THOSE PERSONS WITHOUT SUCH PROOF WILL BE DELAYED UNTIL THE MEETING STAFF DETERMINES THERE IS ADEQUATE SEATING FOR ALL ATTENDEES AND MAY BE DENIED ADMITTANCE ALTOGETHER IF SEATING SPACE IS JUDGED INADEQUATE.

                             BANC ONE CORPORATION
                       PROXY FOR SHARES OF COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON APRIL 18, 1995
                   ----------------------------------------


The undersigned hereby appoints John R. Hall, Frederick P. Stratton, Jr. and Robert D. Walter, and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated below, all the shares of Common Stock of BANC ONE CORPORATION held of record by the undersigned as of February 24, 1995 at the Annual Meeting of Shareholders to be held on April 18, 1995 or any adjournment thereof.

- --------------------------------------------------------------------------------

                 The Board of Directors recommends a vote FOR

- --------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

     FOR all nominees listed below   [_]       WITHHOLD AUTHORITY   [_]
     (except as marked to the                  to vote for all
     contrary below)                           nominees listed below

     Charles E. Exley, E. Gordon Gee, John R. Hall, Laban P. Jackson, Jr., Richard J. Lehmann, John B. McCoy, John G. McCoy, Richard L. Scott, Thekla
     R. Shackelford, Alex Shumate, Frederick P. Stratton, Jr. and Robert D. Walter.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
   -----------------------------------------------------------------------------


2. Proposal to approve the 1995 Stock Incentive Plan.

     For   [_]                  Against   [_]                  Abstain   [_]

3. Proposal to approve amendment of the 1994 Key Executive Management Incentive Compensation Plan.

     For   [_]                  Against   [_]                  Abstain   [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSAL 2, FOR PROPOSAL 3 AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, each dated March 8, 1995. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.


Date: ______________________, 1995               ______________________________

                                                          (Signature)

                                                 ______________________________
                                                          (Signature)


                                                 (When signing as attorney, as
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such.  If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer.  If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.)


Please sign, date and return this Proxy promptly using the enclosed envelope.

                                       BANC ONE CORPORATION
                                       100 East Broad Street
                                       Columbus, Ohio  43271


                                       March 7, 1995






__________________
__________________
__________________
__________________


Dear _____________:

In order to keep you informed of the matters to be voted upon at BANC ONE CORPORATION's Annual Meeting of Shareholders scheduled to be held on April 18, 1995, I have enclosed a copy of the 1994 Annual Report and Proxy Statement.

In view of the indirect process by which nominee-registered securities are voted, we encourage you and your associates to give this year's proxy materials early attention. We would appreciate if you would see that your vote is cast promptly when the proxy card reaches your firm through the normal channels.

We invite you to discuss with us, prior to voting, the agenda for the meeting. Please feel free to call me directly 614/248-5908.

On behalf of BANC ONE CORPORATION'S Board of Directors, thank you for your consideration. We look forward to your continued interest in and support of BANC ONE.


Very truly yours,

/s/ GEORGE R. L. MEILING



George R. L. Meiling
Treasurer